   As filed with the Securities and Exchange Commission on September 17, 2001

================================================================================

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        FIRST INTERSTATE BANCSYSTEM, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


           MONTANA                                             81-0331430
-------------------------------                          ----------------------
(State or other Jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification Number)


                 400 North 31st Street, Billings, Montana 59116
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

            FIRST INTERSTATE BANCSYSTEM, INC. 2001 STOCK OPTION PLAN
            --------------------------------------------------------
                              (Full title of plan)

                                Terrill R. Moore
                Senior Vice President and Chief Financial Officer
                        FIRST INTERSTATE BANCSYSTEM, INC.
                              401 North 31st Street
                             Billings, Montana 59116
                -------------------------------------------------
                     (Name and address of agent for service)

                                 (406) 255-5300
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With Copy to:
                               Holland & Hart LLP
                          Attn: Dennis M. Jackson, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202
                                 (303) 295-8115


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
Title of Securities to        Amount to be          maximum offering        maximum aggregate          Amount of
be registered                registered (1)        price per share(2)        offering price        registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock
(no par value)                   750,000                 $40.00                $30,000,000              $7,500
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, no par value, which are issued or become issuable under the First Interstate BancSystem, Inc. 2001 Stock Option Plan.

(2) Calculated in accordance with Rule 457(h) under the Securities Act, based upon the latest appraised value of $40.00 per share for 750,000 shares reserved for issuance under the First Interstate BancSystem, Inc. 2001 Stock Option Plan.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION (10(A) PROSPECTUS


         The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the First Interstate BancSystem, Inc. Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act. In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by First Interstate BancSystem, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's latest Annual Report, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K, for the fiscal year ended December 31, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

         (c) The Registrant's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2001.

         (d) The Registrant's amended Annual Reports, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), on Form 10-K/A for the fiscal years ended December 31, 1997, 1998 and 1999.

         (e) The Registrant's amended Quarterly Reports, for the three-month periods ended on March 31, June 30 and September 30 of each of 1997, 1998 and 1999, on Form 10-Q/A.

         (f) The Registrant's Current Reports on Form 8-K filed on June 1, 2001 and July 20, 2001 and Registrant's amended Current Report on Form 8-K/A filed on June 8, 2001.

         (g) All documents filed subsequent hereto by the Registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of the Registrant consists of 20,000,000 shares of common stock without par value (the "Common Stock"), of which 7,830,303 shares were outstanding as of July 31, 2001, and 100,000 shares of preferred stock without par value, none of which were outstanding as of July 31, 2001.

COMMON STOCK

         Each share of the Common Stock is entitled to one vote in the election of directors and in all other matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so, subject to the rights of the holders of the preferred stock. Voting for directors is noncumulative.

         Subject to the preferential rights of any preferred stock that may at the time be outstanding, each share of Common Stock has an equal and ratable right to receive dividends when, if and as declared by the Board of Directors out of assets legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock will be entitled to share equally and ratably in the assets available for distribution after payments to creditors and to the holders of any preferred stock that may at the time be outstanding. Holders of Common Stock have no conversion rights or preemptive or other rights to subscribe for any additional shares of Common Stock or for other securities. All outstanding Common Stock is fully paid and non-assessable.

         The Common Stock of the Company is not actively traded, and there is no established trading market for the stock. There is only one class of Common Stock, with approximately 92% of the shares subject to contractual transfer restrictions set forth in one of four shareholder agreements and approximately 8% held by 13 shareholders without such restrictions. The Company has the right of first refusal to purchase the restricted stock at fair market value per share ("Fair Market Value") determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, fair market value shall be the closing sales price for the Common Stock as quoted on such exchange or system for the last market trading day prior to the date of determination;
(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, fair market value shall be the mean between the high bid and the low asked prices for the Common Stock on the last market trading day prior to the date of determination; or (iii) in the absence of an established market for the Common Stock, fair market value shall be determined in good faith by the Board which may, in its sole discretion, utilize an independent third party to assist with the determination of the fair market value, which may take the form of a periodic appraisal of the fair market value of a share of Common Stock valued as a minority interest. The appraised minority value of the Common Stock represents the estimated fair market valuation of a minority block of such stock, taking into account adjustments for the lack of marketability of the stock and other factors. This value does not represent an actual trading price between a willing buyer and seller of the Common Stock in an informed, arm's-length transaction. As such, the appraised minority value is only an estimate as of a specific date, and there can be no assurance that such appraisal is an indication of the actual value holders of the Common Stock may realize with respect to shares held by them. Moreover, the estimated fair market value of the Common Stock may be materially different at any date other than the valuation dates indicated above.

         All stock not subject to such restrictions may be sold at a price per share that is acceptable to the shareholder.

         Resale of the Common Stock may be restricted pursuant to the Securities Act and applicable state securities laws. In addition, most shares of the Common Stock are subject to one of four shareholders' agreements. Members of the Scott family, as majority shareholders of the Company, are subject to a shareholder's agreement (the "Scott Agreement"). The Scott family, under the Scott Agreement, has agreed to limit the transfer of shares owned by members of the Scott family to family members or charities, or with the Company's approval, to the Company's officers, directors (including advisory directors), employees, or to the Company's Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. (the "Savings Plan").

         Shareholders of the Company who are not Scott family members, with the exception of 13 shareholders who own an aggregate of approximately 600,000 shares of unrestricted stock, are subject to one of three shareholder's agreements. Shares of Common Stock hereby offered to Participants who are not Scott family members are subject to execution of the shareholder's agreement dated August 24, 2001 (the "2001 Shareholder's Agreement"). Upon execution of the 2001 Shareholder's Agreement, all previous shareholder's agreements, including the Shareholder's Agreement described below, shall be superceded. The 2001 Shareholder's Agreement grants the Company the right to acquire some or all of the Common Stock at any time at the Fair Market Value of the Common Stock. Common Stock subject to the 2001 Shareholder's Agreement may not be sold or transferred by the shareholder without triggering the Company's first right of refusal to acquire the stock.

         Charities that received gifts of Common Stock from existing shareholders prior to August 1, 2001 are subject to a restrictive shareholder's agreement, which gives the Company the right to repurchase the stock in any of the following events: 1) the charity's intention to sell the stock, 2) transfer of the stock by operation of law, and 3) at any other time as determined by the Company. Charities receiving gifts of stock subsequent to August 1, 2001 will be subject to the 2001 Shareholder's Agreement.

         Prior to execution of the 2001 Shareholder's Agreement, shareholders of the Company who are not Scott family members or charities, with the exception of 13 shareholders owning unrestricted stock, are subject to a different form of shareholder's agreement (the "Shareholder's Agreement"). The Shareholder's Agreement grants the Company the option to purchase Common Stock in any of the following events: 1) the shareholder's intention to sell the stock, 2) the shareholder's death, 3) transfer of the stock by operation of law, 4) termination of the shareholder's status as a director, officer or employee of the Company, and 5) total disability of the shareholder. Stock subject to the Shareholder's Agreement may not be sold or transferred by the shareholder without triggering the Company's option to acquire the stock in accordance with the terms of the Shareholder's Agreement. In addition, the Shareholder's Agreement allows the Company to repurchase any of the Common Stock acquired by the shareholder after January 1, 1994 if the Company determines that the number of shares owned by the shareholder is excessive in view of a number of factors, including, but not limited, to (a) the relative contribution of the shareholder to the economic performance of the Company, (b) the effort being put forth by the shareholder, and (c) the level of responsibility of the shareholder.

         The Trust Department of First Interstate Bank in Montana ("FIB Montana"), a subsidiary of the Company (the "Savings Plan Trustee"), is the Trustee of the Savings Plan. The Savings Plan Trustee owns shares of Common Stock which are allocated to the accounts of participants in the Savings Plan and votes the shares based on the instructions of each participant therein. In the event a participant does not provide the Savings Plan Trustee with instructions, the Savings Plan Trustee will vote the shares allocated to such Participant in accordance with voting instructions received from a majority of the participants in the Savings Plan. The Savings Plan Trustee receives reasonable compensation for its service as such.

         Purchases of the Common Stock made through the Savings Plan are not restricted by any shareholder's agreement, due to requirements of ERISA and the Code. However, since the Savings Plan does not allow distributions "in kind," any distributions from an employee's account in the Savings Plan will allow, and may require, the Savings Plan Trustee to sell the Common Stock. While the Company has no obligation to repurchase the Common Stock, it is possible that the Company will repurchase the Common Stock sold out of the Savings Plan. Any such repurchases would be upon terms set by the Savings Plan Trustee and accepted by the Company.

DIVIDENDS

         It is the policy of the Company to pay a dividend to all holders of the Common Stock on a quarterly basis. Dividends are declared and paid in the month following the calendar quarter and the amount has historically been determined based upon a percentage of net income for the calendar quarter immediately preceding the dividend payment date. Effective with the dividend for the fourth quarter of 1995 paid in January 1996, the dividend has been 30% of quarterly net income without taking into effect compensation expense related to stock options. The Board of Directors of the Company has no current intention to change its dividend policy, but no assurance can be given that the Board may not, in the future, change or eliminate the payment of dividends.

DIVIDEND RESTRICTIONS

         The holders of Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. As a holding company, the Company is a corporation separate and apart from its bank subsidiaries, FIB Montana and First Interstate Bank in Wyoming (together, the "Banks"). The Company's ability to pay dividends to its stockholders is dependent upon the cash dividend payments received by the Company from the Banks. Dividend payments from the Banks are subject to federal and state banking limitations, generally based on current and retained earnings, imposed by the various federal and state regulatory agencies with authority over the respective Banks. Payment of dividends by the Banks is also subject to each respective Bank's profitability, financial condition, capital expenditures and cash flow requirements. Payment of dividends may also be restricted by applicable banking regulations if such dividends would impair the capital of the respective Banks or constitute an "unsafe or unsound" practice. In addition, there are restrictions and financial covenants in the Company's debt instruments which may prohibit the payment of dividends from the Banks to the Company and from the Company to its stockholders in certain circumstances.

PREFERRED STOCK

         The authorized capital stock of the Company includes 100,000 shares of preferred stock. The Company's Board of Directors is authorized, without approval of the holders of the Common Stock, to provide for the issuance of preferred stock from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. The Company's Board of Directors may cause the Company to issue preferred stock with voting, conversion and other rights that could adversely affect the holders of the Common Stock by making it more difficult to effect a change in control of the Company.

         In the event of any dissolution, liquidation or winding up of the affairs of the Company, before any distribution or payment may be made to the holders of the Common Stock, the holders of preferred stock would be entitled to be paid in full with the respective amounts fixed by the Company's Board of Directors in the resolution or resolutions authorizing the issuance of such series, together with a sum equal to the accrued and unpaid dividends thereon to the date fixed for such distribution or payment. After payment in full of the amount which the holders of preferred stock are entitled to receive, the remaining assets of the Company would be distributed ratably to the holders of the Common Stock. If the assets available are not sufficient to pay in full the amount so payable to the holders of all outstanding preferred stock, the holders of all series of such shares would share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the Company into or with any other corporation or corporations would not be deemed a liquidation, dissolution, or winding up of the affairs of the Company.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Officers and directors of the Registrant are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors of the Registrant dated January 12, 1987. A summary of the indemnification provision in such resolution follows:

         Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Registrant shall indemnify each director and officer of the Registrant (including former officers and directors) and each agent of the Registrant serving as a director or officer of a Bank, serving at the specific direction or request of the Registrant (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Registrant) against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Registrant or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.

         Officers and directors of the Registrant are also entitled to indemnification under the Registrant's Bylaws, a copy of which is included as an exhibit hereto.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS

     Regulation S-K
         Exhibit                                                   Document
     --------------                                                --------
       4.1(1)              Restated Articles of Incorporation of the Registrant dated February 27, 1986

       4.2(2)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           September 19, 1996

       4.3(2)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           September 19, 1996

       4.4(3)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           October 7, 1997

       4.5(3)              Bylaws of the Registrant

       4.5(4)              Amendment to Bylaws of the Registrant dated March 18, 1999

       4.6                 Amendment to Bylaws of the Registrant dated May 18, 2001

       4.7(5)              Specimen of common stock certificate of First Interstate BancSystem, Inc.

       4.8(1)              Shareholder's Agreement for non-Scott family members

       4.9(7)              Shareholder's Agreement for non-Scott family members dated August 24, 2001

       4.8                 2001 Stock Option Plan of the Registrant

       4.9(6)              First Interstate Stockholders' Agreements with Scott family members

       5                   Opinion of Holland & Hart LLP, as to the legality of securities being registered.

       23.1                Consent of KPMG LLC, Independent Certified Public Accountants

       23.2                Consent of Holland & Hart LLP (contained in Exhibit 5)

       24                  Power of Attorney (included on page 10 of this Registration Statement)

                     * * * * * * * * * * * * * * * * * * * *

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-84540.

(2)      Incorporated by reference to the Registrant's Form 8-K dated October 1,
         1996.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-37847.

(4) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, No. 033-64304.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-3250.

(6) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-76825.

(7) Incorporated by reference to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825

Item 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and (a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

1.       REGISTRANT

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on August 31, 2001.

                                       First Interstate BancSystem, Inc.

                                       By: /s/ Thomas W. Scott
                                           -------------------------------------
                                           Thomas W. Scott
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Thomas
W. Scott and Terrill R. Moore, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on August 31, 2001.

SIGNATURE                                       TITLE
---------                                       -----

/s/ Homer A. Scott, Jr.                         Chairman of the Board
----------------------------------------
Homer A. Scott, Jr.

/s/ Dan S. Scott                                Director
----------------------------------------
Dan S. Scott

/s/ James R. Scott                              Vice Chairman of the Board
----------------------------------------
James R. Scott

/s/ Sandra Scott Suzor                          Director
Sandra Scott Suzor

/s/ John M. Heyneman, Jr.                       Director
----------------------------------------
John M. Heyneman, Jr.

/s/ Joel T. Long                                Director
----------------------------------------
Joel T. Long

/s/ Lyle R. Knight                              President and Chief Operating Officer, Director
----------------------------------------
Lyle R. Knight

/s/ Terry W. Payne                              Director
----------------------------------------
Terry W. Payne

/s/ James Haugh                                 Director
James Haugh

/s/ Thomas W. Scott                             Chief Executive Officer and Director
----------------------------------------        (Principal Executive Officer)
Thomas W. Scott

/s/ C. Gary Jennings                            Director
----------------------------------------
C. Gary Jennings

/s/ Robert L. Nance                             Director
----------------------------------------
Robert L. Nance



/s/ Robert H. Waller                            Director
----------------------------------------
Robert H. Waller

/s/ Elouise C. Cobell                           Director
----------------------------------------
Elouise C. Cobell

/s/ Richard A. Dorn                             Director
----------------------------------------
Richard A. Dorn

/s/ Larry F. Suchor                             Director
----------------------------------------
Larry F. Suchor

/s/ William B. Ebzery                           Director
----------------------------------------
William B. Ebzery

/s/ David H. Crum                               Director
----------------------------------------
David H. Crum

/s/ Terrill R. Moore                            Senior Vice President, Chief Financial Officer
----------------------------------------        (Principal Financial and Accounting Officer)
Terrill R. Moore

                        FIRST INTERSTATE BANCSYSTEM, INC.

                                 EXHIBITS INDEX

      Exhibit                                                   Document
      -------                                                   --------
       4.1(1)              Restated Articles of Incorporation of the Registrant dated February 27, 1986

       4.2(2)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           September 19, 1996

       4.3(2)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           September 19, 1996

       4.4(3)              Articles of Amendment to Restated Articles of Incorporation of the Registrant dated
                           October 7, 1997

       4.5(3)              Bylaws of the Registrant

       4.5(4)              Amendment to Bylaws of the Registrant dated March 18, 1999

       4.6                 Amendment to Bylaws of the Registrant dated May 18, 2001

       4.7(5)              Specimen of common stock certificate of First Interstate BancSystem, Inc.

       4.8(1)              Shareholder's Agreement for non-Scott family members

       4.9(7)              Shareholder's Agreement for non-Scott family members dated August 24, 2001

       4.8                 2001 Stock Option Plan of the Registrant

       4.9(6)              First Interstate Stockholders' Agreements with Scott family members

       5                   Opinion of Holland & Hart LLP, as to the legality of securities being registered.

       23.1                Consent of KPMG LLC, Independent Certified Public Accountants

       23.2                Consent of Holland & Hart LLP (contained in Exhibit 5)

       24                  Power of Attorney (included on page 10 of this Registration Statement)


                     * * * * * * * * * * * * * * * * * * * *

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-84540.

(2)      Incorporated by reference to the Registrant's Form 8-K dated October 1,
         1996.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-37847.

(4) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, No. 033-64304.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-3250.

(6) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-76825.

(7) Incorporated by reference to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825